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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT



                                                     Place of                     Percentage of Voting
Name of Subsidiary                                 Organization                     Securities Owned
------------------                                 ------------                   --------------------
Marketing Specialists Sales                           Texas                              100%
Corporation

Paul Inman Associates, Inc.                           Michigan                           100%

Bromar, Inc.                                          California                         100%